Exhibit M

AMENDMENT NO. 1 TO THE INVESTOR AGREEMENT

THIS AMENDMENT NO. 1 to the INVESTOR AGREEMENT (this “Amendment No. 1”) is made as of May 24, 2019, by the undersigned. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investor Agreement.

WHEREAS, Glory Investments A Limited, Glory Investments B Limited (“Glory B”), Glory Investments IV Limited, Glory Investments IV-B Limited, RGIP, LP, Twickenham Investment Private Limited and Glory Investments TA IV Limited (“Glory TA IV”), as Investors’ Representative, entered into an Investor Agreement, dated as of October 25, 2012 (the “Investor Agreement”);

WHEREAS, Glory B replaced Glory TA IV as Investors’ Representative; and

WHEREAS, the Investors wish to amend the Investor Agreement such that RGIP is no longer an “Investor”;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment No. 1 hereby agree as follows:

1.

Amendment. Effective as of the date hereof, RGIP shall no longer be party to the Investor Agreement and shall no longer have rights or obligations under the Investor Agreement. Accordingly, RGIP shall no longer be considered an “Investor” or part of the “Glory Investors” for purposes of the Investor Agreement, and the Investors’ Representative shall no longer be agent, proxy and attorney-in-fact with respect to RGIP or its Common Shares.

2.	Miscellaneous.

a.

Effect of Amendment. In the event of any conflict or inconsistency between the terms of this Amendment No. 1 and the terms of the Investor Agreement, the terms of this Amendment No. 1 will control. Except to the extent expressly modified herein or in conflict with the terms of this Amendment No. 1, the terms of the Investor Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto. From and after the date hereof, all references in the Investor Agreement to the “Agreement” shall mean the Investor Agreement as modified by this Amendment No. 1. The amendments to the Investor Agreement contemplated by this Amendment No. 1 shall be deemed effective immediately upon the execution of this Amendment No. 1 by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment No. 1.

b.

Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment No. 1 may be executed and delivered by facsimile or .pdf transmission.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 1 (or caused this Amendment No. 1 to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

INVESTORS:	GLORY INVESTMENTS A LIMITED

/s/ Numesh Nunkoo
Name: Numesh Nunkoo
Title: Director

GLORY INVESTMENTS B LIMITED

/s/ Numesh Nunkoo
Name: Numesh Nunkoo
Title: Director

GLORY INVESTMENTS IV LIMITED

/s/ Numesh Nunkoo
Name: Numesh Nunkoo
Title: Director

GLORY INVESTMENTS IV-B LIMITED

/s/ Numesh Nunkoo
Name: Numesh Nunkoo
Title: Director

RGIP, LP

By: RGIP GP, LLC, its general partner

/s/ Al Rose
Name: Al Rose
Title: Managing Member

[Signature Page to Amendment No. 1 to Investor Agreement]

INVESTORS:	TWICKENHAM INVESTMENT PRIVATE LIMITED

/s/ Amit Kunal
Name: Amit Kunal
Title: Director

INVESTORS’ REPRESENTATIVE:	GLORY INVESTMENTS B LIMITED

/s/ Numesh Nunkoo
Name: Numesh Nunkoo
Title: Director

[Signature Page to Amendment No. 1 to Investor Agreement]